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                                                                     EXHIBIT 3.1

                                     BY-LAWS
                                       OF
                            3333 HOLDING CORPORATION
                             (a Nevada corporation)

            [Amended and restated effective as of November 27, 2001]

                                      * * *

                                    ARTICLE I
                                     OFFICES

         Section 1. The registered office of 3333 Holding Corporation (the "Corporation") shall be located in Carson City, County of Washoe, State of Nevada.

         Section 2. The Corporation may also have its executive offices and other offices at such other places, within and without the State of Nevada, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. All annual meetings of stockholders shall be held at the offices of the Corporation in the City of Dallas, State of Texas, or at such other place, within or without the State of Texas, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of stockholders may be held at such place, within or without the State of Texas, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders, commencing with the year 2002 shall be held on such business day in July at 10:00 a.m. as may be designated by the Board of Directors, or if the Board of Directors does not so designate an annual meeting date for any year then the annual meeting for that year shall be held on the last Thursday of July if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 a.m.. At such annual meeting, the stockholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.


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         Section 3. Special meetings of the stockholders may be called only by the Chairman of the Board of Directors or a majority of the directors of the Board of Directors.

         Section 4. Written or printed notice signed by the Chairman of the Board, the President, a Vice President, the Secretary, or an Assistant Secretary and stating the place, day and hour of the meeting of the stockholders and the purpose or purposes for which the meeting is called shall be given to each stockholder of record entitled to vote at such meeting either by delivering such notice personally to such stockholder or by depositing such notice in the United States mail addressed to the stockholder at the stockholder's address as it appears on the stock transfer books of the Corporation, with proper postage prepaid, not less than 10 nor more than 60 days before the day of the meeting, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or person calling the meeting.

         Section 5. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

         Section 6. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of stockholders except as otherwise provided in the Articles of Incorporation (the "Articles of Incorporation"). If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified and called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of some stockholders prior to adjournment.

         Section 7. The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the meeting of stockholders, unless the vote of


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a greater number is required by applicable and governing law or by the Articles of Incorporation for the particular proposed action.

         Section 8. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or series within a class are limited or denied by the Articles of Incorporation or by the resolutions of the Board of Directors establishing such class or series pursuant to the Articles of Incorporation. At any election for directors, every stockholder entitled to vote at any such election shall have the right to vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are directors to be elected and for whose election such stockholder has a right to vote. Stockholders the Corporation are expressly prohibited from cumulating their votes in any election for directors of the Corporation.

         Section 9. A stockholder may vote in person or may be represented and vote by a proxy or proxies appointed by such stockholder by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, and such instrument does not specify the manner in which such proxies may exercise the powers conferred by such instrument, then a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated. No such appointment of proxy shall be valid except for the meeting (including all adjourned sessions thereof) for which it was given. No such appointment of proxy shall be valid after the expiration of 6 months following the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed the earlier of 11 months following the date of its execution or the conclusion of the meeting (including all adjourned sessions thereof) for which such appointment of proxy was given. Subject to the above, any appointment of proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly


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executed appointment of proxy bearing a later date is filed with the Secretary of the Corporation. Each appointment of proxy shall be revocable unless expressly provided therein to be irrevocable.

         Section 10. The officer or agent having charge of the stock transfer books shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each. For a period of 10 days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the entire meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer book or to vote at any such meeting of stockholders.

         Section 11. Subject to the rights of the holders of the preferred stock or any other class or series of stock that may have a preference over the common stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

         Section 12. Voting at meetings of stockholders may be oral or by ballot at the discretion of the Chairman of the meeting, except that such voting shall be by written ballot if a vote by written ballot is demanded by a majority of the stockholders present at such meeting.

         Section 13. Subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election or directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by


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personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the 7th day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in accordance with the foregoing procedure.

         Section 14. The Chairman of the Board shall have the power and authority to limit attendance at any meeting of the stockholders to (a) the Corporation's stockholders and (b) their validly appointed proxies.

         Section 15. The Chairman of the Board or, in the Chairman's absence, the Chief Executive Officer, shall be the chairman of any meeting of the stockholders and shall determine the order of business and rules for the conduct of any such meeting.


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                                   ARTICLE III
                                    DIRECTORS

         Section 1. The number of directors of the Corporation shall be not fewer than 3 nor more than 13 as shall be established from time to time by resolution of the Board of Directors of the Corporation. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until the next succeeding annual meeting of the stockholders of the Corporation or until such person's successor is duly elected or until such person's earlier death or resignation or removal from such office. Directors need not be residents of the State of Nevada or stockholders of the Corporation.

         Section 2. All vacancies occurring in the Board of Directors, including those resulting from an increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though such remaining directors may constitute less than a quorum of the Board of Directors, or by the sole remaining director. If not filled in that manner, any vacancy shall be filled by election at an annual meeting or a special meeting of the stockholders entitled to vote called for that purpose. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Section 3. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised and done by the stockholders.

         Section 4. Any director of the Corporation may be removed or discharged with or without cause by the affirmative vote therefor by stockholders representing not less than two-thirds of the issued and outstanding capital stock entitled to vote in the election of directors.


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                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 5. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Nevada.

         Section 6. The first meeting of each newly elected Board of Directors shall be at such time and place as shall be fixed by the vote of the stockholders at the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time and place of such first meeting of the newly elected Board of Directors, or in the event such meeting of the newly elected Board of Directors is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 7. Regular meetings of the Board of Directors, commencing in October 2001, shall be held on the third Tuesday of February, May, July and October in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, and in addition a fifth flexible meeting date may be determined from time to time by the Board of Directors. However, the Chairman of the Board may designate a day in each such month other than the third Tuesday as the date for any such regular meeting. Each such meeting shall be held at such time as shall be designated by the Chairman of the Board. At such meetings, the Board of Directors may transact such business as may properly come before the meetings

         Section 8. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President and shall be called by the Secretary on the written request of two of the directors. Written notice of special meetings of the Board of Directors shall be given to each director at least 24 hours before the day of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.


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         Section 9. A majority of the directors shall constitute a quorum for the transaction of business. The act of at least a majority of the directors present at a meeting at which a quorum is present shall be required to constitute the act of the Board of Directors, unless a greater number is required or a lesser number is permitted by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.

         Section 10. Any director may resign at any time by mailing or delivering or by transmitting written notice of resignation by mail, telegram, cable or other electronic transmission to the Board of Directors, the Chairman of the Board, the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified therein, then such resignation shall take effect immediately upon the receipt thereof.

         Section 11. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Board of Directors or of such committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a duly called and constituted meeting of the Board of Directors or such committee. All such unanimous written consents shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

         Section 12. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of a conference telephone network by which all persons participating in the meeting can hear each other.


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                             COMMITTEES OF DIRECTORS

         Section 13. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more directors to constitute an Executive Committee that, to the extent provided in such resolution (if not expressly denied by applicable law or the Articles of Incorporation) shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers that may require it. Vacancies in the membership of the Executive Committee shall be filled by resolution adopted by a majority of the Board of Directors at a regular or special meeting of the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report such minutes to the Board of Directors when required. The designation of such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed on the Board of Directors or such member by law.

         Section 14. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees in addition to the Executive Committee, each such other committee to consist of one or more directors of the Corporation, which committee or committees, to the extent provided in such resolution or resolutions (if not theretofore granted to the Executive Committee and if not expressly denied by applicable law or the Articles of Incorporation), shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers that may require it. Vacancies in the membership of any such committees shall be filled by resolution adopted by a majority of the Board of Directors at a regular or special meeting of the Board of Directors. Each committee shall keep regular minutes of its proceedings and report such minutes to the Board of Directors when required. The designation of such committees and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, or any responsibility imposed upon the Board of Directors or such member by law.


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                            COMPENSATION OF DIRECTORS

         Section 15. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed similar compensation for attending committee meetings.

                                   ARTICLE IV
                                     NOTICES

         Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their respective addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when such notice shall be mailed. Notice to directors may also be given by telegram, facsimile or other electronic transmission, and shall be deemed delivered when such notice shall be deposited at a telegraph office for transmission and all appropriate fees therefor have been paid or upon receipt of confirmation of other electronic transmission.

         Section 2. Whenever any notice is required to be given to any stockholder or director under the provisions of applicable law or of the Articles of Incorporation or of these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

         Section 3. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                    ARTICLE V
                                    OFFICERS

         Section 1. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (one or more of which may be designated Executive Vice President or Senior Vice President), a Secretary and a Treasurer, each of whom shall be


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elected by the Board of Directors. Any two or more offices may be held by the same person, except that one person shall not simultaneously hold the offices of Chairman of the Board and Secretary, Chief Executive Officer and Secretary, or President and Secretary.

         Section 2. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (one or more of which may be designated Executive Vice President or Senior Vice President), a Secretary and a Treasurer, none of whom need be a member of the Board of Directors, except the Chairman of the Board.

         Section 3. The Board of Directors or the Chairman of the Board may from time to time elect or appoint a Controller and such assistant officers as the Board of Directors or the Chairman of the Board, as the case may be, may deem necessary or desirable. Any such elections or appointments made by the Chairman of the Board shall be reported to the Board of Directors at its next succeeding regular meeting.

         Section 4. The salaries of all executive officers of the Corporation shall be fixed by the Board of Directors.

         Section 5. Each officer and assistant officer of the Corporation shall hold office until the next annual meeting of the Board of Directors or until a successor is duly elected or appointed, or until such person's death, resignation, or removal from such office. Any officer or member of any committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

                            THE CHAIRMAN OF THE BOARD
                       AND THE VICE CHAIRMAN OF THE BOARD

         Section 6. The Chairman of the Board shall be selected from the members of the Board of Directors of the Corporation. The Chairman of the Board, or in the Chairman's absence, the Chief Executive


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Officer or the President, shall preside at meetings of the stockholders and the
Board of Directors. The Chairman of the Board shall advise and counsel the Chief Executive Officer and the President and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of the Chairman of the Board from time to time by the Board of Directors or these By-laws. The Chairman of the Board does not have the general and active management of the business and does not have authority to execute and deliver on behalf of the Corporation contracts and other instruments and documents relating to the usual and ordinary business of the Corporation, except where required by law to be otherwise executed, and except where the execution thereof shall be expressly delegated by the Board of Directors to the Chairman of the Board. The Board may, in its discretion, create the office of Vice Chairman of the Board. The Vice Chairman of the Board shall be selected from the members of the Board of the Corporation and shall have such authority, powers and duties as the Board shall provide. During the absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall perform the duties of the Chairman of the Board.

                           THE CHIEF EXECUTIVE OFFICER

         Section 7. The Chief Executive Officer of the Corporation shall have general and active management of the business of the Corporation and, subject to the Chairman of the Board if a different person holds such office, shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such additional duties as may be assigned to the Chief Executive Officer from time to time by the Board of Directors or the Chairman of the Board. The Chief Executive Officer shall have authority, without further authorization from the Board, to execute and deliver on behalf of the Corporation all bonds, deeds, mortgages and other instruments (and if any such instrument requires a seal of the Corporation, then under such seal) relating to the usual and ordinary business of the Corporation.


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                                  THE PRESIDENT

         Section 8. The President shall be the Chief Operating Officer of the Corporation and shall assist the Chief Executive Officer in the general and active management of the operations of the Corporation. The President shall have such additional duties as may be assigned to the President from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The President shall have the same authority as the Chief Executive Officer to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents. During any absence or disability of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer.

                               THE VICE PRESIDENTS

         Section 9. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. Executive Vice Presidents shall be senior to Senior Vice Presidents and Vice Presidents. Senior Vice Presidents shall be senior to Vice Presidents. They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President shall from time to time prescribe. The Vice Presidents shall have the same authority as the Chairman of the Board and the President to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents.

                      THE SECRETARY AND ASSISTANT SECRETARY

         Section 10. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders of the Corporation and of the Board of Directors in a book or books to be kept for that purpose and shall perform similar duties for any committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief


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Executive Officer or the President. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix such seal to any instrument requiring it and, when so affixed, it may be attested by the Secretary's signature or by the signature of the Treasurer or an Assistant Secretary.

         Section 11. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 12. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 13. The Treasurer shall disburse the funds of the Corporation as may be ordered or authorized by the Board of Directors, taking proper vouchers of such disbursements, and shall render to the Chairman of the Board, the Chief Executive Officer, the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all of the Treasurer's transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall have such other duties as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President.

         Section 14. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer's office and for the restoration to the Corporation, in case of death,


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resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

         Section 15. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Treasurer may from time to time prescribe.

                                   ARTICLE VI
                       ELIMINATION OF DIRECTOR AND OFFICER
                        LIABILITY AND INDEMNIFICATION OF
                         OFFICERS, DIRECTORS AND OTHERS

         Section 1. Elimination of Director or Officer Liability. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer occurring on or after July 15, 1987; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (a) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

         Section 2. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, or by reason of the fact that such person is or was a director, officer or employee of the Corporation serving in any fiduciary capacity with respect to any profit sharing pension or other type of welfare plan or trust for the benefit of employees of the


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Corporation or any subsidiary of the Corporation, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation or of such employee benefit plan or trust, and, with respect to any criminal action or proceeding had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, or of such employee benefit plan or trust, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that such person's conduct was unlawful.

         Section 3. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation or by or in the right of any employee benefit plan or trust to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of the fact that such person is or was a director, officer or employee of the Corporation serving in any fiduciary capacity with respect to any profit sharing pension or other type of welfare plan or trust for the benefit of employees of the Corporation or any subsidiary of the Corporation, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation or of such employee benefit plan or trust. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or of such employee benefit plan or trust, or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 4. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2 and 3 of this Article VI, or in defense of any claim, issue or matter therein, such person must be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense.

         Section 5. Any indemnification under Sections 2 and 3 of this Article VI, unless ordered by a court or advanced pursuant to Section 6 of this Article VI, must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (a) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or (b) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (c) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion, or (d) by the stockholders.

         Section 6. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it shall be determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation. The provisions of this Section 6 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise.

         Section 7. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VI: (a) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders, disinterested directors, or otherwise, for either an action in such person's official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to
Section 3 of this Article VI, or for the advancement of expenses made pursuant to Section 6 of this Article VI, may not be made to or on behalf of any director or officer if a final adjudication establishes that such person's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         Section 8. The Corporation shall have power to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or is or was a director, officer or employee of the Corporation serving in any fiduciary capacity with respect to any profit sharing, pension or other type of welfare plan or trust for the benefit of employees of the Corporation or any subsidiary of the Corporation, for any liability asserted against such person and any liability and expenses incurred by such person in any such capacity or arising out of such person's status as such.

                                   ARTICLE VII
                             CERTIFICATES FOR SHARES

         Section 1. The Corporation shall deliver certificates representing all shares to which stockholders are entitled. Such certificates shall be signed by the Chairman of the Board, or the President, or a Vice President, and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Such certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Nevada, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents, and may, in addition, state upon the face thereof the par value of each share represented by such certificate or that the shares are without par value.

         Section 2. The signatures of the Chairman of the Board, the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent and registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issuance.

                                LOST CERTIFICATES

         Section 3. The Board of Directors may direct a new certificate or certificates to be issued or empower the Corporation's transfer agent to issue a new certificate or certificates in place of any certificate or certificates theretofore issued by the Corporation that are alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such person's legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE

         Section 5. For the purpose of determining stockholders entitled to of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days, and, in case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

                             REGISTERED STOCKHOLDERS

         Section 6. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         Section 1. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its Articles of Incorporation.

         Section 2. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

                             REPORT TO STOCKHOLDERS

         Section 3. The Board of Directors must, when required by the holders of at least 1/3 of the outstanding shares of the Corporation, present written reports of the situation and amount of business of the Corporation.

                                     CHECKS

         Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as may from time to time be designated by the Board of Directors or by such officers of the Corporation who may be authorized by the Board of Directors to make such designations.

                                  FISCAL YEAR

         Section 5. The fiscal year of the Corporation shall be fixed by the resolution of the Board of Directors.

                                      SEAL

         Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE IX
                                   AMENDMENTS

         Section 1. These By-laws may be altered, amended or repealed or rescinded, or new by-laws may be adopted, by the vote of a majority of the entire Board of Directors at any meeting thereof, provided that such proposed action in respect thereof shall be stated in the notice of such meeting. The stockholders of the Corporation shall have the power to alter, amend, repeal or rescind any provision of these By-laws, or adopt new by-laws, only to the extent and in the manner provided in the following sentence. In addition to any requirements of law and any other provision of these By-laws or the Corporation's Articles of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of the Corporation's Articles of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, these By-laws, the Corporation's Articles of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 66 2/3 percent or more of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, repeal or rescind any provision of these By-laws, or adopt new by-laws.